UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2006.

Hardinge Inc.

(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of	Commission file number	(I.R.S. Employer
incorporation or organization)		Identification No.)

One Hardinge Drive Elmira, NY 14902

(Address of principal executive offices)  (Zip code)

(607) 734-2281

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On June 7, 2006, the Company executed Amendment No. 4 to the Company’s Amended And Restated Revolving Credit And Term Loan Agreement, and executed associated Amendment No. 1 to the Company’s Amended and Restated Security Agreement. The new facility created pursuant to Amendment No. 3 provides the Company with an additional $20 million credit availability on the revolving loan facility. Amendment No. 4 extends this credit facility through December 29, 2006.

These amendments were arranged through the same bank group as the restated revolving credit and term loan agreement dated January 28, 2005, with Manufacturers and Traders Trust Company as Agent and Lead Arranger, JP Morgan Chase Bank, N.A. as Syndication Agent, KeyBank National Association as Documentation Agent, and NBT Bank, National Association as Participant.

The proceeds of the additional borrowing will be used to fund investments that are in alignment with the Company’s business strategy and for other general corporate purposes.

A copy of each Amendment is included as Exhibit 1.1 to this Current Report and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

( c) Exhibits

1.1                   Amendment Number Four dated June 7, 2006 to the Amended and Restated Revolving Credit and Term Loan Agreement among Hardinge Inc. and the banks signatory thereto and Manufacturers and Traders Trust Company as Agent and Lead Arranger, JP Morgan Chase Bank, N.A. as Syndication Agent, and KeyBank National Association as Documentation Agent dated as of October 24, 2002 and amended and restated as of January 28, 2005. Amendment Number One dated June 7, 2006 to the Amended and Restated Security Agreement granted by Hardinge Inc. and the Additional Grantors signatory thereto in favor of Manufacturers and Traders Trust Company as Agent for the Banks dated as of October 24, 2002 and amended and restated as of January 28, 2005.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Hardinge Inc.

June 13, 2006	By:	/s/ J. Patrick Ervin
Date		J. Patrick Ervin

June 13, 2006	By:	/s/ Charles R. Trego, Jr
Date		Charles R. Trego, Jr.
Vice President and CFO